Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated March 16, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting of Ring Energy, Inc., which appears in this Form 10-K, together with any other registration statements that permit incorporation by reference.

Denver, Colorado

March 16, 2020

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7001 E. Belleview Ave., Ste. 700  |  Denver, CO 80237-2733  |  TF 866.740.4100  |  T 303.770.5700  |  F 303.770.7581  |  EOE